050101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100935388-19
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/17/2010 3:41 PM
	Entity Number C19861-2004

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	HGI - Lakeside, LLC Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Sean T. Higgins, Esq. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 3960 Howard Hughes Parkway, 9th Floor (Street Address) Las Vegas (City) Nevada 89169 (Zip Code) ____ Mailing Address (if different from street address) ____ City Nevada ____ Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) David Ross (Name) 3440 West Russell Road (Street Address) Las Vegas (City) NV (State) 89118 (Zip Code) 2) Ferenc Szony (Name) 3440 West Russell Road (Street Address) Las Vegas (City) NV (State) 89118 (Zip Code) 3) ____ Name ____ Street Address ____ City ____ State ____ Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Ellen Schulhofer (Name) X *Ellen Schulhofer* (Organizer Signature) 100 North City Parkway, Suite 1600 (Address) Las Vegas (City) NV (State) 89106-4614 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X *Sean T. Higgins* Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 12/17/10 Date

This form must be accompanied by appropriate fees. SEE ATTACHMENT

ATTACHMENT TO
ARTICLES OF ORGANIZATION
OF
HGI - LAKESIDE, LLC

The Articles of Organization of HGI - Lakeside, LLC (the "Company") consist of the articles set forth on the preceding page and the additional articles set forth on this attachment as follows:

8. Effective Date of Existence of Resulting Entity.

These Articles of Organization are being filed as a result of the conversion of HGI – Lakeside, Inc., a Nevada corporation, into the Company pursuant to Articles of Conversion filed concurrently herewith. Pursuant to NRS 92A.240, the effective date of such conversion will be, and the existence of the Company as the resulting entity in the conversion will begin on December 31, 2010.

9. Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company's operating agreement or any other agreement, the expenses of any member and any manager incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member or manager is or was a member or manager of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of such member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that such member or manager is not entitled to be indemnified by the Company.

Any repeal or modification of this Article 9 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 9 and any other article of the Company's Articles of Organization, the terms and provisions of Article 9 shall control.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 17, 2010

Job Number: C20101217-2454
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100935388-19	Articles of Organization	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20101217-2454
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

140301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100935387-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/17/2010 3:41 PM
	Entity Number C19861-2004

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

HGI - Lakeside, Inc.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

HGI - Lakeside, LLC
Name of resulting entity

Nevada
Jurisdiction

Limited liability company
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- ☐ The entire plan of conversion is attached to these articles.
- ☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- ☐ The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

December 31, 2010

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

HGI - Lakeside, Inc.

Name of constituent entity

X [signature] | Vice President | 12/17/10

Signature | Title | Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 17, 2010

Job Number: C20101217-2454
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100935387-08	Convert In	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20101217-2454
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138